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                                                                   Exhibit 77Q1

Item 77Q(a) - Material amendments to the registrant's charter:

                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST

                              AMENDMENT NO. 2 TO
                          SECOND AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST

   WHEREAS, Section 5(e) of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") of Columbia Funds Variable Insurance Trust (the "Trust"), filed with the Office of the Secretary of the Commonwealth of Massachusetts on April 28, 2006, authorizes the trustees of the Trust to amend the Declaration of Trust to change the designation of any Series of Shares without the approval of Shareholders.

   The undersigned, being at least a majority of the trustees of the Trust, do hereby certify that we have determined to change the designations of the Series of the Trust as set forth below, and that we have authorized the following amendment to the Declaration of Trust:

   The first paragraph of Section 6 of Article III is hereby deleted and replaced in its entirety with the following:

       Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

       Columbia Federal Securities Fund, Variable Series Columbia International Fund, Variable Series
       Columbia Large Cap Value Fund, Variable Series
       Columbia Mid Cap Value Fund, Variable Series
       Columbia S&P 500 Index Fund, Variable Series
       Columbia Variable Portfolio - Asset Allocation Fund Columbia Variable Portfolio - Large Cap Growth Fund Columbia Variable Portfolio - Money Market Fund Columbia Variable Portfolio - Small Cap Value Fund Columbia Variable Portfolio - Small Company Growth Fund Columbia Variable Portfolio - Strategic Income Fund

   The foregoing amendment, executed as of February 15, 2011, is effective upon filing with the Office of the Secretary of the Commonwealth of Massachusetts.

             [The remainder of this page is intentionally blank.]

   IN WITNESS WHEREOF, the undersigned have hereunto set their hands, as of the date set forth above.

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/s/ John D. Collins       /s/ Rodman L. Drake
------------------------- -----------------------------
John D. Collins           Rodman L. Drake

/s/ Douglas A. Hacker     /s/ Michael A. Jones
------------------------- -----------------------------
Douglas A. Hacker         Michael A. Jones

/s/ Janet Langford Kelly  /s/ William E. Mayer
------------------------- -----------------------------
Janet Langford Kelly      William E. Mayer

/s/ Charles R. Nelson     /s/ John J. Neuhauser
------------------------- -----------------------------
Charles R. Nelson         John J. Neuhauser

/s/ Jonathan Piel         /s/ Patrick J. Simpson
------------------------- -----------------------------
Jonathan Piel             Patrick J. Simpson

/s/ Anne-Lee Verville
-------------------------
Anne-Lee Verville

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